UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 5, 2025
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

1812 N.Moore Street	,	Suite 1705	,	Arlington	,	Virginia	,	22209
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Composition of Committees

On June 5, 2025, the Board of Directors (the “Board”) of Evolent Health, Inc. (the “Company”) reconstituted the composition of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Compliance and Regulatory Affairs Committee and the Strategy Committee of the Board as set forth below, effective as of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”):

•Audit Committee: Kim Keck (Chair), Shawn Guertin, Brendan Springstubb
•Compensation Committee: Peter Grua (Chair), Richard Jelinek, Cheryl Scott, Brendan Springstubb
•Nominating and Governance Committee: Cheryl Scott (Chair), Russell Glass, Kim Keck
•Compliance and Regulatory Affairs Committee: Toyin Ajayi, MD (Chair), Craig Barbarosh, Russell Glass
•Strategy Committee: Craig Barbarosh (Chair), Toyin Ajayi, MD, Richard Jelinek, Brendan Springstubb

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 4, 2025 (the “Prior 8-K”), pursuant to a Cooperation Agreement dated February 3, 2025, among the Company and Engaged Capital, LLC and certain of its affiliates, the Board had appointed Mr. Springstubb to the Strategy Committee of the Board on February 4, 2025, and had agreed to appoint Mr. Springstubb to either the Audit Committee or the Compensation Committee of the Board no later than the 2025 Annual Meeting but had not yet determined committee assignments at the time of the filing of the Prior 8-K. As specified above, the Board appointed Mr. Springstubb to both the Audit Committee and the Compensation Committee of the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The Company held its 2025 Annual Meeting on June 5, 2025. At the 2025 Annual Meeting, the Company’s stockholders voted on four proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2025.

(b) The final voting results with respect to each proposal voted upon at the 2025 Annual Meeting are set forth below.

Proposal 1

The Company’s stockholders elected ten director nominees named in the proxy statement to the Board of Directors for a one-year term expiring at the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, as set forth below:

	For	Against	Abstentions	Broker Non-Votes
Toyin Ajayi, MD	87,657,225	146,652	60,444	12,613,344
Craig Barbarosh	86,690,827	1,114,028	59,467	12,613,343
Seth Blackley	87,638,361	166,919	59,041	12,613,344
Russell Glass	87,645,458	159,337	59,527	12,613,343
Peter Grua	86,497,034	1,307,809	59,479	12,613,343
Shawn Guertin	87,755,014	49,801	59,507	12,613,343
Richard Jelinek	86,798,166	886,587	179,568	12,613,344

Kim Keck	85,313,137	2,226,988	324,197	12,613,343
Cheryl Scott	85,933,757	1,728,943	201,622	12,613,343
Brendan Springstubb	87,749,751	43,005	71,565	12,613,344

Proposal 2

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, as set forth below:

For	Against	Abstentions
100,396,561	21,620	59,483

Proposal 3

The Company’s stockholders approved the compensation of our named executive officers for 2024 on an advisory basis, as set forth below:

For	Against	Abstentions	Broker Non-Votes
77,588,031	10,172,695	103,596	12,613,343

Proposal 4

The Company’s stockholders approved the amendment to the Amended and Restated 2015 Omnibus Incentive Compensation Plan, as set forth below:

For	Against	Abstentions	Broker Non-Votes
84,769,019	3,033,271	62,032	12,613,343

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolent Health, Inc.

Date: June 5, 2025	/s/ Jonathan D. Weinberg
Jonathan D. Weinberg
General Counsel and Secretary
(Duly Authorized Officer)